Teavana Holdings, Inc. Reiterates Guidance Ahead of Presentation at ICR XChange

Atlanta, Georgia - January 11, 2012 - Teavana Holdings, Inc. (NYSE: TEA) today reiterated its previously issued outlook for the fourth quarter and the full fiscal year of 2011. This outlook includes fourth quarter net sales in the range of $62 to $66 million based on comparable store sales, including e-commerce, increasing in the mid-single digits and fiscal 2011 net sales in the range of $162 million to $166 million. Net income for the fourth quarter is expected to range from $11.2 to $12.0 million, or $0.29 to $0.31 per diluted share. For fiscal 2011, net income is expected to range from $16.5 million to $17.3 million, or $0.43 to $0.45 per diluted share.

As previously announced, the company will be presenting at the 14th Annual ICR XChange conference at the Fontainebleau in Miami at 11:30 a.m. Eastern Time today. A live audio webcast of the presentation as well as the slide deck will be available online at www.teavana.com in the investor relations section of the website.

About Teavana:

Teavana is a specialty retailer offering more than 100 varieties of premium loose-leaf teas, authentic artisanal teawares and other tea-related merchandise through 196 company-owned stores in 39 states and on its website. The company offers new tea enthusiasts and tea connoisseurs alike its "Heaven of Tea" retail experience where passionate and knowledgeable "teaologists" engage and educate them about the ritual and enjoyment of tea. The company's mission is to establish Teavana as the most recognized and respected brand in the tea industry by expanding the culture of tea across the world.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. You can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to risks relating to our strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to our continued retention of our senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to our distribution center, quality or health concerns about our teas and tea-related merchandise, events that may affect our vendors, increased competition from other tea and beverage retailers, risks relating to trade restrictions, risks associated with leasing substantial amounts of space, and other factors that are set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including risk factors contained in the final prospectus relating to the IPO included in the Company's Registration Statement on Form S-1 (File No. 333-173775) filed with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this news release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

ICR, Inc.

Farah Soi / Joseph Teklits

203-682-8200

Farah.soi@icrinc.com